UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2007

THE AES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia		22203
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 31, 2007, the Financial Audit Committee of The AES Corporation determined that the financial statements for the years ended December 31, 2005 and December 31, 2006, as presented in the Company’s Form 10-K for the year ending December 31, 2006, should no longer be relied upon.  The determination was made after discussion with the Company’s external auditors.  The Company will be filing a Form 10-K/A restating its financials for these periods as soon as practicable.

Adjustments presented in the August 2007 Restatement

The following discussion describes the adjustments that will be made in the Form 10-K/A.

Special Obligations in Brazil Subsidiaries

During October 2006, the National Agency for Electric Energy (“ANEEL”), which regulates our Utility operations at AES Sul and AES Eletropaulo in Brazil, issued Normative Resolution 234 (the “Resolution”) requiring that utilities begin amortizing a liability called “Special Obligations” beginning with their Second tariff reset cycle in 2007 or a later year as an offset to depreciation expense. This was followed by additional ANEEL guidance and clarifying communications. In February 2007, ANEEL issued Circular 236 and 296, both of which discussed the timing of when the amortization for Special Obligations liabilities should begin. In June 2007, ANEEL issued another resolution, Circular 1314, stating that two February 2007 resolutions (236 and 296) were no longer in force.

For AES Eletropaulo and AES Sul, the Second tariff reset cycles start July 2007 and April 2008, respectively. Upon further review and interpretation of the resolution, the Company has determined that an adjustment should have been recorded to its financial statements for the year ended December 31, 2006 to reflect the “Special Obligation” requirements of the Resolution as a regulatory liability. Special Obligations represent consumers’ contributions to the cost of expanding the electric power supply system. Property plant and equipment assets, regardless of the source of funds to acquire them, are depreciated based on the respective assets’ useful lives, as established by ANEEL. The “Special Obligation” liability was not previously amortized as a reduction of allowable costs for tariff or Brazilian Accounting Principles. The purpose of the Resolution is to adjust the tariff prospectively to offset the allowable cost for depreciation on these assets with amortization of the special obligation liability.

Upon issuance of the Resolution in October 2006 and throughout the subsequent clarifications issued through ANEEL, the Company evaluated the impact on its financial statements including discussing certain aspects of the issue with the Brazilian affiliate of its external audit firm. Accordingly, an adjustment was recorded in 2006 to its reported “Special Obligations” liability to reverse amortization at AES Sul to conform to its accounting for Special Obligations at AES Eletropaulo and with the reporting requirements of the ANEEL guidance. The Company consulted with the Brazilian affiliate of its external audit firm, in reaching this conclusion.

The Company also considered the pre-acquisition liability that was fair-valued at zero at the time of acquisition to determine whether the Resolution was a triggering event that would now make this liability probable as a reduction of allowable cost under tariff. The Company consulted with the Brazilian affiliate of its external audit firm regarding the pre-acquisition liability and determined that as of May 23, 2007, the date of the filing of our 2006 Form 10-K, no industry positions or any other consensus had been reached regarding how ANEEL guidance should be applied at that date and accordingly, the Brazilian affiliate of its external audit firm was in agreement with the Company that no adjustments to the financial statements were made relating to Special Obligations in Brazil. Subsequent to May 23, 2007, industry discussions occurred and other Brazilian companies filed Forms 20-F with the SEC reflecting the impact of the Resolution in their December 31, 2006 financial statements. In the absence of any significant regulatory developments between May 23, 2007 and the date of these other filings, we now believe, and our auditors agree, that the October 2006 resolution issued by ANEEL required us to record an adjustment to our Special Obligations liability as of December 31, 2006.

In 1997 and 1998, the Company acquired a 91% and 10% interest in AES Sul and AES Eletropaulo, respectively, under a concession agreement that allows AES to deliver service through 2027. Currently the Company owns a 100% and 16% acquired interest in AES Sul and AES Eletropaulo, respectively. At the time of acquisition, which is described below the fair value of “Special Obligation” liabilities was evaluated but was assigned a fair value of zero because it was not considered probable that the obligation would be required to be repaid or amortized as a reduction of allowable costs through the tariff. Given the Resolution, AES is required to establish the liability for U.S. GAAP purposes that would have existed as of the original purchase date, and then begin amortizing that liability in the future consistent with the prospective amortization for tariff purposes. The Company has recorded the establishment of this liability through a fourth quarter 2006 charge of $139 million to Other Expense. As a result of the Company’s consolidation of AES Eletropaulo, there is an offsetting reduction of $108 million to Minority Interest Expense. While future cash flows will be reduced as a result of the offset to depreciation expense by the required amortization of the “Special Obligation” liability being included in the tariff, future gross margin and income from continuing operations will not be affected by this change.

Lease Accounting

In connection with the Company’s continued remediation efforts related to internal controls over financial reporting, the Company noted the certain errors that were discovered relating to its accounting for leases at its AES Southland subsidiary, a wholly-owned North American Generations business and its Pakistan subsidiary, a majority-owned Asia Generation business.

Both AES Southland and AES Pakistan executed power purchase agreements (“PPA’s”) with third party offtakers. Pursuant to the agreement at AES Southland, the third party offtaker calls on each unit as needed and in turn pays a fixed capacity payment and a variable payment for energy. Southland is not permitted to substitute dispatch from one unit to another. Capacity payments are specified in the agreement on a unit-by-unit basis and the variable energy payment is indexed to inflation. Pursuant to a settlement agreement between the offtaker and AES Pakistan, the offtaker agreed to resolve a historical capacity dispute, which recognized the right for AES to bill from both plants an additional available capacity above the previously determined Capped Capacity. This differential billing was to be billed on an amended rate schedule. The payments of the differential capacity per the amended rate schedule created a modification of the cash flows of the initial PPA agreement.

In accordance with EITF 01-08, “Determining Whether an Arrangement Contains a Lease” (“EITF 01-08”), an entity must reassess whether an arrangement requires lease accounting when certain changes including contractual terms; renewal or extension or changes in fulfillment of the arrangement exist. Upon reassessment of the arrangement and the subsequent modifications, the Company determined that the PPA with the third party offtakers in both cases qualified as a lease under the provisions of EITF 01-08. As a result, the revenue generated from the capacity payments should be accounted for on a straight-line basis. Impact on net income as a result of the correction of these errors is a decrease of $26 million and $18 million in 2006 and 2005, respectively and an increase of $4 million in 2004.

The combined impact of the August and May 2007 Restatements is expected to result  in a decrease to previously reported net income of $57 million for the year ended December 31, 2006; a decrease of $42 million for the year ended December 31, 2005 and an increase of $6 million for the year ended December 31, 2004. It also resulted in a decrease to previously reported net income of $9 million for the three months ended March 31, 2006; a decrease of $3 million for the six months ended June 30, 2006; an increase of $11 million for the nine months ended September 30, 2006 and a decrease of $6 million for the three months ended March 31, 2007. Additionally, the cumulative adjustment for all periods prior to 2004 resulted in an increase to retained deficit of $50 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Mary Wood
Name: Mary Wood
Title: Vice President and Controller

Date August 6, 2007